Exhibit 99

                        Southcoast Financial Corporation
                                  News Release
                               Southcoast Announce
                                Year End Results

Mt.  Pleasant,  S.C.,  January 10, 2006 / PRNewswire  / -  Southcoast  Financial
Corporation (NASDAQ: SOCB) announced that it had unaudited net income of $4,189,393 or $1.17 per basic share for the year ended December 31, 2005. This compares to net income of $2,981,721, or $0.91 per basic share for the year ended December 31, 2004. The increase in net interest income was the primary reason for this result. Net interest income rose 30.1% from $10,691,865 for the year ended December 31, 2004, to $13,914,029 for the year ended December 31, 2005. The net interest income growth occurred as a result of an increase in average earning assets, from $282.9 million for the year ended December 31, 2004 to $372.2 million for the year ended December 31, 2005. The net interest margin for the year ended December 31, 2004 was 3.78% compared to 3.69% for the year ended December 31, 2005. Offsetting the increase in net interest income for the year ended December 31, 2005, was a 16.6% increase in operating expenses that was primarily attributable to the continued growth of the company.

Total assets as of December 31, 2005 increased 29.9% to $475.4 million. Loans, excluding loans held for sale, increased to $375.9 million, up 26.7% from $296.6 million as of December 31, 2004. Deposits grew 20.2%, to $310.4 million as of December 31, 2005 from $258.2 million as of December 31, 2004.

Long-term obligations increased 27.8%, to $88.7 million. The increase was caused by the issuance of $10.3 million in junior subordinated debentures in August 2005 and $9.0 million in additional Federal Home Loan Bank borrowings. The Shareholder's equity increased to $73.3 million as of December 31, 2005 from $36.6 million as of December 31, 2004. We successfully completed a public offering of 1,610,000 new shares in the fourth quarter of 2005. That transaction increased our capital by $32.5 million.

For the quarter ended December 31, 2005, unaudited net income was $1,312,948, or $.30 per basic share. This compares to net income of $1,001,962, or $.31 per basic share as of December 31, 2004. The average shares for the fourth quarter of 2005 was 4,374,671 compared to 3,265,231 for the fourth quarter of 2004. During the quarter ended December 31, 2005, the company recorded gains on sale of fixed assets and securities in the amount of $987,172 compared to $1,185,174 for quarter ended December 31, 2004.

"Annual increases in earnings, expansion of our asset base, and long term shareholder value remain our major goals. Asset quality remains strong. As of December 31, 2005, the ratio of nonperforming assets to total assets was 0.11%, and the allowance for loan losses as a percentage of loans was 1.14%. Our bank subsidiary, Southcoast Community Bank, currently has eight branches open. The bank's branch on Dorchester Road, North Charleston, South Carolina opened during the fourth quarter of 2005. In 2006, a third Mt. Pleasant branch is planned at the intersection of Highway 17N Park West subdivision and South Morgans Point Road. Our branch expansion program and the maturity of our current branches over the next several years provide the foundation of our plans for continued growth. We will continue to look for coastal expansion opportunities as we leverage our capital," Chairman & Chief Executive Officer L. Wayne Pearson said.

Southcoast Financial Corporation, headquartered in Mt. Pleasant, South Carolina, is the holding company of Southcoast Community Bank. The Bank, which opened for business July 20, 1998, is a state chartered commercial bank operating from its main office at 530 Johnnie Dodds Boulevard in Mt. Pleasant, South Carolina. Trading in Southcoast Financial Corporation's common stock is reported on Nasdaq National Market under the symbol SOCB. Information about our bank is available on its web site, www.southcoastbank.com.

This press release contains "forward-looking statements" about branch openings and our expectations regarding the future performance of our branches within the meaning of the Securities Litigation Reform Act of 1995. Such forward-looking statements give our expectations or forecasts of future events and are based on information presently available to the Company's management and are subject to various risks and uncertainties, including the assumptions about expansion of the communities near such branches, the growth and mix of the branches' customers, assets and deposits, and the cost of operating the branches.

Forward-looking statements can be affected by assumptions which fail to materialize or are inaccurate or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. Consequently, no forward looking-statements can be guaranteed. Our actual results may vary materially. For a discussion of these risks, see and the other risks described in the Company's SEC reports and filings under "Special Cautionary Notice Regarding Forward Looking Statements" and "Risk Factors." You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made.

We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future results or otherwise. You are advised, however, to consult any future disclosures we make on related subjects to our reports to the SEC.


SOURCE   Southcoast Financial Corporation
/Contact Robert M. Scott, Executive Vice President and
 Chief Financial Officer, (843) 216-3012

                        Southcoast Financial Corporation
                           Consolidated Balance Sheet
                    (Dollars in thousands, except share data)

                                                                   Dec. 31       Dec. 31        Dec. 31       Dec. 31       Dec. 31
                                                                     2005         2004           2003          2002          2001
                                                                     ----         ----           ----          ----          ----
                                                                (Unaudited)     (Audited)      (Audited)     (Audited)     (Audited)
Assets
Cash and due from banks ......................................     $ 14,378      $ 11,853      $  5,550      $  5,490      $  6,627
Federal Funds sold ...........................................       16,964         4,236        12,031        14,583           560
Investments ..................................................       35,476        25,374        22,488         7,608         8,283
Loans held for sale ..........................................        9,275        12,010           427         8,683         4,125
Loans:
 Commercial ..................................................      171,195       144,908       110,873        78,693        45,409
 Mortgage and Construction ...................................      196,129       143,870        81,701        48,377        46,655
 Consumer ....................................................        8,602         7,832         9,534         9,315         4,888
                                                                   --------      --------      --------      --------      --------
  Total loans ................................................      375,926       296,610       202,108       136,385        96,952
Less: Allowance for loan losses ..............................        4,270         3,403         2,376         1,656         1,215
                                                                   --------      --------      --------      --------      --------
Net loans ....................................................      371,656       293,207       199,732       134,729        95,737
Fixed assets .................................................       19,898        15,182         9,805         8,054         7,749
Other assets .................................................        7,736         4,235         3,184         2,341         1,228
                                                                   --------      --------      --------      --------      --------
    Total Assets .............................................     $475,383      $366,097      $253,217      $181,488      $124,309
                                                                   ========      ========      ========      ========      ========
Liabilities & Shareholders' Equity
Deposits:
 Non interest bearing ........................................     $ 37,553      $ 27,955      $ 19,647      $ 17,432      $ 12,667
 Interest bearing ............................................      272,800       230,198       146,566       115,223        69,189
                                                                   --------      --------      --------      --------      --------
  Total deposits .............................................      310,353       258,153       166,213       132,655        81,856
Other borrowings .............................................       67,000        58,000        41,100        23,500        30,400
Other liabilities ............................................        3,060         2,034         1,149         1,281           504
Junior subordinated debentures ...............................       21,655        11,345        11,345        11,345             -
                                                                   --------      --------      --------      --------      --------
   Total liabilities .........................................      402,068       329,532       219,807       168,781       112,760

Shareholders' Equity
 Common Stock ................................................       70,268        34,081        33,298        11,379        11,340
 Retained Earnings ...........................................        3,047         2,484           112         1,328           209
                                                                   --------      --------      --------      --------      --------
   Total shareholders' equity ................................       73,315        36,565        33,410        12,707        11,549
                                                                   --------      --------      --------      --------      --------
   Total Liabilities and
     Shareholders' equity ....................................     $475,383      $366,097      $253,217      $181,488      $124,309
                                                                   ========      ========      ========      ========      ========

Book Value Per Share .........................................     $  14.80      $  11.19      $  10.30      $   6.88      $   6.27
Reserve to Loans Ratio .......................................         1.14%         1.15%         1.18%         1.15%         1.25%

Adjusted for a 10% stock dividend in 2005, 2004, 2002, and 2001, and a 10% and 5% dividends in 2003.

                        Southcoast Financial Corporation
                          Consolidated Income Statement
                    (Dollars in thousands, except share data)

                                                                          Year Ended                          Quarter Ended
                                                                          ----------                          -------------
                                                                Dec. 31,           Dec. 31,            Dec. 31,           Dec. 31,
                                                                 2005               2004                2005                2004
                                                                 ----               ----                ----                ----
                                                               (Unaudited)        (Audited)          (Unaudited)        (Unaudited)
Interest Income
 Interest and fees on loans ........................          $   22,206          $   15,519          $    6,407          $    4,483

 Interest on investments ...........................               1,343                 985                 404                 273
 Interest on Fed funds sold ........................                 340                  91                  72                  17
                                                              ----------          ----------          ----------          ----------
   Total interest income ...........................              23,889              16,595               6,883               4,773

Interest expense ...................................               9,975               5,903               3,042               1,741
                                                              ----------          ----------          ----------          ----------
   Net interest income .............................              13,914              10,692               3,841               3,032
Provision for loan losses ..........................                 865               1,146                 285                 679
                                                              ----------          ----------          ----------          ----------
   Net interest after provision ....................              13,049               9,546               3,556               2,353

Other noninterest income ...........................               2,770               2,700               1,393               1,584
                                                              ----------          ----------          ----------          ----------
   Total operating income ..........................              15,819              12,246               4,949               3,937

Noninterest expense
 Salaries and benefits .............................               5,711               4,889               1,815               1,687
 Occupancy and equipment ...........................               1,336               1,304                 340                 346
 Other expenses ....................................               2,241               1,772                 585                 505
                                                              ----------          ----------          ----------          ----------
   Total noninterest expense .......................               9,288               7,966               2,740               2,538

Income before taxes ................................               6,531               4,280               2,209               1,399
Income tax expense .................................               2,342               1,298                 896                 397
                                                              ----------          ----------          ----------          ----------
Net income .........................................          $    4,189          $    2,982          $    1,313          $    1,002
                                                              ==========          ==========          ==========          ==========
Basic net income per common share ..................          $     1.17          $     0.91          $     0.30          $     0.31

Diluted net income per common share ................          $     1.17          $     0.90          $     0.30          $     0.30

Average number of common shares
    Basic (1) ......................................           3,582,908           3,260,475           4,374,671           3,265,231
    Diluted (1) ....................................           3,587,165           3,306,925           4,378,787           3,314,642

(1)  Adjusted for a 10% stock dividend in 2005 and 2004.

Southcoast Financial Corporation
SELECTED FINANCIAL DATA
(dollars in thousands, except earnings per share)

                                                 Year           Year         Year            Year           Year             Year
                                                 Ended          Ended        Ended           Ended          Ended            Ended
                                               Dec. 2005      Dec. 2004    Dec. 2003       Dec. 2002       Dec. 2001       Dec. 2000
                                               ---------      ---------    ---------       ---------       ---------       ---------
INCOME STATEMENT DATA
   Net interest income ...................    $   13,914     $   10,692     $    7,858     $    5,458     $    4,236     $    2,978
   Provision for loan losses .............           865          1,146            735            480            321            120
   Noninterest income ....................         2,770          2,700          1,711          1,767          1,137            648
   Noninterest expenses ..................         9,288          7,966          6,171          4,866          4,043          3,187
   Net income ............................         4,189          2,982          1,704          1,147            646            210

PER SHARE DATA *
 Net income per share
    Basis ................................    $     1.17     $     0.91     $     0.83     $     0.62     $     0.40     $     0.13
    Diluted ..............................    $     1.17     $     0.90     $     0.82     $     0.60     $     0.39     $     0.13

BALANCE SHEET DATA
  Total assets ...........................    $  475,383     $  366,103     $  253,217     $  181,514     $  124,309     $   92,138
  Total deposits .........................       310,353        258,153        166,213        132,655         81,856         66,172
  Total loans (net) ......................       371,656        293,208        199,733        134,729         95,737         73,878
  Investment securities ..................        35,475         24,831         22,048          7,263          6,793          4,214
  Total earning assets ...................       440,942        344,482        238,009        168,225        113,323        113,323
  Advances from FHLB .....................        67,000         58,000         41,100         23,500         30,400         16,225
  Junior subordinated debentures .........        21,655         11,345         11,345         11,345              0              0
  Shareholders' equity ...................        73,314         36,571         33,410         12,710         11,549          9,153

Average shares outstanding
  Basic ..................................     3,582,908      3,260,475      2,042,180      1,837,372      1,620,916      1,652,758
  Diluted ................................     3,587,165      3,306,925      2,090,696      1,911,262      1,672,433      1,618,085

KEY RATIOS
  Return on assets .......................          1.04%          0.98%          0.79%          0.78%          0.59%          0.28%
  Return on equity .......................          9.28%          8.56%         10.56%          9.45%          6.69%          2.20%
  Equity to asset ratio ..................         15.42%         11.49%          7.61%          8.29%          8.85%          9.56%
  Non-performing assets to assets ........          0.11%          0.27%          0.04%          0.06%          0.07%          1.02%
  Reserve to loans .......................          1.14%          1.18%          1.18%          1.21%          1.25%          1.90%
  Net interest margin ....................          3.69%          3.78%          3.89%          4.02%          4.21%          4.47%

  Employees ..............................            91             77             68             61             50             37
  # of accounts ..........................        10,728          9,391          7,814          6,899          4,975          4,009
  # of offices open ......................             8              7              5              5              4              3
  # of offices under construction ........             1              0              2              0              1              1
  # of office sites purchased ............             0              2              1              2              1              0
  ATM stand alone ........................             1              1              0              0              0              0

* Per share date has been adjusted for 10% stock dividends in 2005, 2004, 2002, 2001 and a 10% and 5% dividends in 2003.